Exhibit 5.1

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July 22, 2024

Monogram Technologies Inc.
3913 Todd Lane

Austin, TX 2656

Re:	Monogram Technologies Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Monogram Technologies Inc., a Delaware corporation (the “Company”), in connection with the At Market Issuance Sales Agreement, dated July 22, 2024 (the “Agreement”), by and between B. Riley Securities, Inc., as sales agent, and the Company, pursuant to which the Company may issue and sell up to an aggregate of $25,000,000 shares of common stock, par value $0.001 per share (the “Shares”). The Shares are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-279927), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 4, 2024, and declared effective on June 14, 2024 (the “Registration Statement”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Act”), relating to the issuance and sale of the Shares.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, including the prospectus contained therein (the “Base Prospectus”); (ii) the prospectus supplement, dated July 22, 2024, in the form filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement,” together with the Base Prospectus and the documents incorporated and deemed to be incorporated by reference therein, herein collectively referred to as the “Prospectus”); (iii) the Sixth Amended and Restated Certificate of Incorporation, as amended (“Company’s Certificate of Incorporation”); (iv) the Amended and Restated Bylaws of the Company (“Company’s Bylaws”); and (v) records of proceedings of the Board of Directors, or committees thereof. We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Agreement without having independently verified such factual matters.

Duane Morris llp A Delaware limited liability partnership	GREGORY R. HAWORTH, RESIDENT PARTNER
one riverfront plaza, 1037 raymond blvd., SUITE 1800 NEWARK, NJ 07102-5429	PHONE: +1 973 424 2000 FAX: +1 973 424 2001

Monogram Technologies Inc.

July 22, 2024

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized, and when the Shares are issued and paid for in accordance with the terms and conditions of the Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company and further consent to all references to us in the Prospectus Supplement under “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Duane Morris LLP